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                                                                      EXHIBIT 15

                              LETTER OF AWARENESS

September 28, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: ICN Merger Corp.
     Registration Statement
     on Form S-4

     We are aware that our report dated August 4, 1994 and May 11, 1994 on our reviews of interim financial information of ICN Pharmaceuticals, Inc. as of June 30, 1994 and for the three and six month periods ended June 30, 1994 and 1993 and as of March 31, 1994 and for the three month period ended March 31, 1994, are included and incorporated by reference, respectively, in this Registration
Statement on Form S-4 (File No. 33-       ). Pursuant to Rule 436(c) under the
Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          Very truly yours,

                                          COOPERS & LYBRAND L.L.P.